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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 26, 1997


                             CARIBBEAN CIGAR COMPANY
             (Exact name of Registrant as specified in its Charter)


      Florida                         0-21081                    65-0613303
(State or other juris-              (Commission                (IRS Employer
diction of incorporation)            File no.)               Identification No.)


              8305 NW 27th Street, Suite 111, Miami, Florida 33122
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (305) 267-3911


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ITEM 4.       CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         By letter dated December 17, 1997, Grant Thornton LLP ("GT") informed Caribbean Cigar Company (the "Registrant") that it would not stand for re-election as the Registrant's firm of independent certified public accountants.

         There has been no disagreement between the Registrant and GT nor, except as set forth below, has there occurred any "reportable event" under Item 304 of Regulation S-K.

         (a)(1) GT was the principal accountant (the "former accountant") for the Registrant's annual report on form 10-K for its fiscal year ended March 31, 1997, and:

                  (i) on December 17, 1997 GT indicated that it would not stand for re-election as Registrant's principal accountant for the fiscal year ending March 31, 1998;

                  (ii) no report of GT for either of the past two years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles;

                  (iii) Registrant's decision to seek a new auditor has been approved by its Board of Directors;

                  (iv) During the Registrant's two most recent fiscal years there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of GT, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report (all within the meaning of Item 304(a)(1)(iv) of Regulation S-K. The former accountant was not retained to report on financial statements for the subsequent interim, first two quarters preceding such decision not to stand for re-election as the Registrant's principal accountant. For purposes of any disclosure under clauses
         (A), (B) or (C) of Item 304(a)(1)(iv) no such disagreement ever arose.

                  (v) Except as described below, no "reportable event" as defined in clauses (A) through (D) if Item 304(a)(1)(v) has occurred within the Registrant's two most recent, fiscal years, or in any subsequent interim period.

         GT's letter dated June 6, 1997 (Re: Reportable Conditions and Other Advisory Comments) noted certain internal control and structure mattters that the former accountant considered reportable conditions under standards established by the American Institute of Certified Public Accountants. GT's letter dated June 6, 1997 expressly states that no disagreement had occurred.

         Following receipt of GT's letter dated June 6, 1997, the Board of Directors reviewed the letter, and authorized and directed the Registrant's Chief Financial Officer to implement appropriate revised controls and other policies responsive to the comments set forth in the letter. Registrant believes the comments were constructive and that revised policies and procedures substantially implement the comments.

         The Registrant has not as yet retained a new firm of independent certified public accountants, but expects to do so in the immediately foreseeable future. Promptly following the retention of such new independent accountants, the Registrant shall make the disclosure required by Item 304(a)(2) of



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Regulation S-K, including, without limitation, any letter addressed to the
Commission by such new independent accountant responsive to Item 304(a)(2).

         While no disagreement arose under the former accountant's letters, the Registrant will make available to the new independent accountants the former accountant's comment letter, and will authorize and direct the former and new accountants to freely share all relevant information arising from the prior audits.


         (3) The Registrant has provided GT with a copy of this disclosure under
Item 304(a)(1), and Exhibit 16.2 attached hereto contains the text of GT's letter addressed to the Securities and Exchange Commission responsive to Item 304(a)(3) of Regulation S-K.


ITEM 5.  OTHER EVENTS: ELECTION OF DIRECTORS

         On November 25, 1997, Edward C. Williams, the chief financial officer of the Registrant, was elected as a director of the Registrant.

         On December 22, 1997, Stephen Wertheimer was elected as a director of the Registrant.

ITEM 6.       RESIGNATIONS OF  DIRECTORS

         On November 26, 1997, Alfred J. Berger, Jr. resigned as an executive officer of, and on December 5, 1997 resigned as a Director of the Registrant.

         Also, on November 26, 1997, Lawrence D. Frutkin resigned as an executive officer of the Registrant. Neither Mr. Berger nor Mr. Frutkin had any disagreements with the Registrant prior to their resignations as directors and executive officer of the Registrant, respectively.

                                  EXHIBIT INDEX
                                   TO FORM 8-K

                                  Description of
Exhibit                              Exhibit
-------                           --------------

16.1 Letter, dated December 17, 1997, from Grant Thornton LLP, to the Registrant.

16.2 Letter, dated January 12, 1998, from Grant Thornton LLP, to the Securities and Exchange Commission.


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                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             CARIBBEAN CIGAR COMPANY

                             /s/ Edward C. Williams
                             ---------------------------
                               Edward C. Williams
                               Chief Financial Officer

Date:  January 13, 1998